UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 445-5700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with the commencement of a “continuous equity offering” under which Hudson Pacific Properties, Inc. (the “Company”) may sell up to an aggregate of $125 million of its common stock (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on November 16, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to certain equity distribution agreements (the “Agreements”) entered into by the Company with each of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Keybanc Capital Markets Inc. and Wells Fargo Securities, LLC, as agents for the offer and sale of the Shares (each individually, a “Placement Agent”, and together, the “Placement Agents”). The Offering will terminate upon the earlier of (1) the sale of an aggregate of $125 million of Shares pursuant to the Offering or (2) the termination of all of the Agreements. The Agreements may be terminated by the Placement Agents or the Company at any time upon prior written notice, and by the Placement Agents at any time in certain circumstances, including the Company’s failure to maintain a listing of its common stock on the New York Stock Exchange (“NYSE”) or the occurrence of a material adverse change in the Company. Collectively, the Agreements provide that the Company may offer and sell from time to time up to an aggregate of $125 million of the Shares pursuant to the Agreements through the Placement Agents. The Agreements provide that a Placement Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross proceeds from the sale of any of the Shares sold under the Agreement to which such Placement Agent is a party.

Sales of the Shares, if any, under the Agreements may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker or through an electronic communications network. The Company or any of the Placement Agents may at any time suspend the offering or terminate the Agreements pursuant to the terms of the Agreements.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-175326) filed on July 1, 2011 with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreements are filed as Exhibits 1.1 through 1.4 to this Current Report. The description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Barclays Capital Inc.

1.2**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.3**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Keybanc Capital Markets Inc.

1.4**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Wells Fargo Securities, LLC

5.1**	Opinion of Venable LLP regarding the legality of the shares offered

23.1**	Consent of Venable LLP (included in Exhibit 5.1)

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: November 16, 2012	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHBIT INDEX

Exhibit No.	Description

1.1**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Barclays Capital Inc.

1.2**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.3**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Keybanc Capital Markets Inc.

1.4**	Equity Distribution Agreement, dated November 16, 2012, by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, LP, and Wells Fargo Securities, LLC

5.1**	Opinion of Venable LLP regarding the legality of the shares offered

23.1**	Consent of Venable LLP (included in Exhibit 5.1)

**	Furnished herewith.